Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-180327, 333-132828 and 333-147939 of Great Plains Energy Incorporated on Form S-8 of our report dated June 25, 2012 relating to the financial statements and financial statement schedule of the Great Plains Energy Incorporated 401(k) Savings Plan appearing in this Annual Report on Form 11-K of the Great Plains Energy Incorporated 401(k) Savings Plan for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri

June 25, 2012